Exhibit 10.3

STOCKHOLDERS AGREEMENT

This Stockholders Agreement (the “Agreement”) is made and entered into this 21st day of December, 2011, by and among RAM ENERGY RESOURCES, INC., a Delaware corporation (the “Company”), HALCON RESOURCES, LLC, a Delaware limited liability company (“Halcon”), and the undersigned stockholders of the Company (the “Stockholders”).

RECITALS

WHEREAS, the Company and Halcon have entered into a Securities Purchase Agreement of even date herewith (the “Purchase Agreement”) that provides, among other things, for the purchase by Halcon from the Company of shares of common stock, par value $.0001 per share, of the Company (“Common Stock”), as well as Warrants and a Note that will be exercisable for or convertible into additional shares of Common Stock; and

WHEREAS, the Stockholders currently own, of record and beneficially, and control a majority of the outstanding shares of Common Stock and, in order to induce Halcon to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Stockholders desire to agree to approve such transactions and to take certain additional actions as set forth herein; and

WHEREAS, each of the Stockholders has read and understands the terms and provisions of the Purchase Agreement and the effects of the consummation of the transactions contemplated thereby, including but not limited to the dilution of their individual and collective ownership interests in the Company; and

WHEREAS, the parties are entering into this Agreement as a condition to the execution of the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Stockholder Voting. Each of the Stockholders agrees, so long as it owns or controls such shares, to vote the shares of Common Stock owned, of record and beneficially, by such Stockholder as set forth on Exhibit A attached hereto (the “Stock”) to approve the issuance of the Securities pursuant to the terms and conditions of the Purchase Agreement and each of the following items (such issuance and other items, collectively, the “Proposed Actions”):

(a)	the amendment of the Company’s certificate of incorporation to:

(i)	increase the number of authorized shares of Common Stock from 100.0 million shares to 1.01 billion shares;

(ii)	effect a one-for-three reverse stock split of the Company’s outstanding Common Stock upon satisfaction of the notice requirements of The

(iii)	Nasdaq Stock Market following the Closing of the transactions contemplated by the Purchase Agreement; and

(iv)	change the name of the Company to “Halcon Resources Corporation”;

(b)	the amendment of the Company’s 2006 Long-Term Incentive Plan to increase the number of shares of Common Stock that may be issued under such plan from 7.4 million to 11.1 million, representing an increase of 3.7 million shares; and

(c)	A non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the completion of the transactions contemplated by the Purchase Agreement.

Without limiting the foregoing, each Stockholder agrees to execute and deliver to the Company, not later than twenty (20) Business Days after the date hereof, a written consent, in a form reasonably acceptable to Halcon (the “Written Consent”), evidencing the affirmative vote of all of the Stock owned and controlled by such Stockholder to approve each of the Proposed Actions. The Stockholders understand and agree that their covenants and agreements set forth herein are irrevocable for so long as this Agreement remains in effect. Each Stockholder agrees not to revoke, rescind or supersede, or to vote any of its Stock in any manner contrary to, its approval of the Proposed Actions given pursuant to the Written Consent or at any meeting of stockholders. The preceding sentence shall survive any termination of this Agreement pursuant to clause (ii) or (iii) of Section 2 below until the Purchase Agreement is terminated in accordance with its terms or the transactions contemplated by the Purchase Agreement are consummated.

2. Term. This Agreement shall terminate and be of no further force and effect upon the first to occur of (i) termination of the Purchase Agreement, (ii) the delivery to the Company of the Written Consent executed by all of the Stockholders, or (iii) the date of any meeting of the Company’s stockholders, whereby the issuance of the Securities pursuant to the Purchase Agreement and the other Proposed Actions are voted upon.

3. Stockholders’ Representation and Warranties. Each Stockholder severally, as to itself only, represents and warrants to Halcon that (a) such Stockholder has duly authorized, executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement, enforceable in accordance with its terms, and neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will constitute a violation of, a default under, or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound; (b) consummation by such Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of law other than filing on Schedule 13D that may be required under the Securities Exchange Act of 1934, as amended; (c) except to the extent contemplated herein, such Stockholder’s shares of Stock and the certificates representing such shares are now and at all times during the term of this Agreement will be held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements or any other encumbrances whatsoever (“Encumbrances”) with respect to the ownership or voting of such shares of Stock or otherwise, other than Encumbrances created by or arising pursuant to this Agreement; (d) there are no outstanding options, warrants or rights to purchase or acquire, or proxies, powers-of-attorney, voting agreements, trust agreements or other agreements relating to, such shares of Stock other than this Agreement; and (e) such Stockholder has the present power and right to vote all the shares of Stock as contemplated herein.

4. Certain Defined Terms. Unless otherwise expressly provided herein, all capitalized terms used herein without definition shall have the meanings assigned to them in the Purchase Agreement.

5. Negative Covenants of Each Stockholder. Except to the extent contemplated herein or in the Purchase Agreement, each Stockholder hereby covenants and agrees that, during the term of this Agreement, such Stockholder will not, and will not agree to, directly or indirectly, (a) sell, transfer, assign, cause to be redeemed or otherwise dispose of any of its shares of Stock or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, assignment, redemption or other disposition of its shares of Stock; (b) grant any proxy, power-of-attorney or other authorization or interest in or with respect to its shares of Stock pertaining or relating to the Purchase Agreement, any of the transactions contemplated thereby or any of the other Proposed Actions; or (c) deposit such Stock into a voting trust or enter into a voting agreement or arrangement with respect to such Stock, unless and until, in the case of clause (a), (b) or (c) above, the Stockholder shall have taken all actions (including, without limitation, the placement of a legend on the certificates evidencing such Stock) reasonably necessary to ensure that such Stock shall at all times be subject to all the rights, powers and privileges granted or conferred, and subject to all the restrictions, covenants and limitations imposed, by this Agreement and shall have caused, as a condition to any sale, transfer, pledge or other disposition of any shares of Stock, any transferee of any of the Stock, unless it is already a signatory to this Agreement, to become a signatory to and be bound by the terms of this Agreement.

6. Remedies and Liability for Breach. The Stockholders agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by any Stockholder, damages would not be an adequate remedy, and (ii) Halcon shall be entitled to specific performance and injunctive and equitable relief in addition to any other remedy to which it may be entitled at law or in equity.

7. Successors. This Agreement shall be binding upon and shall operate for the benefit of Halcon, the Stockholders and the Company, their respective members and stockholders, and their respective successors, assigns, executors, administrators and heirs, and it shall be binding upon any entity to whom any Stock is transferred whether or not in accordance with the provisions of this Agreement, and the executor or administrator of such entity.

8. Modification. Notwithstanding anything to the contrary in this Agreement or otherwise, no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by all parties hereto. Each Stockholder covenants not to vote any shares of Stock in favor of any amendment of the certificate of incorporation or bylaws of the Company, if such amendment would materially modify the terms or frustrate the purpose of this Agreement or the Purchase Agreement, unless the vote on such amendment is approved unanimously by the parties to this Agreement.

9. Non-Waiver. The failure to enforce at any time any of the provisions of this Agreement, or to require at any time performance by any other party of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions.

10. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future Laws effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

11. Entire Agreement. This Agreement and the Purchase Agreement contain the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein or therein.

12. Notices. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, and shall be addressed to all other parties at the addresses listed on the signature page hereof. All such notices shall be deemed to be given three (3) days after the date of mailing thereof.

13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one and the same instrument.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first written above.

RAM ENERGY RESOURCES, INC.

By:	/s/ Larry E. Lee
Name: Larry E. Lee
Title: President and CEO

Address for Notice:

RAM Energy Resources, Inc.

5100 East Skelly Drive, Suite 650

Tulsa, Oklahoma 74135

Attention: Larry E. Lee, President and CEO

Fax: (918) 663-9214

With a copy (which shall not constitute notice) to:

McAfee & Taft

Tenth Floor, Two Leadership Square

211 N. Robinson

Oklahoma City, OK 73102-7103

Attention: C. David Stinson

Fax: (405) 235-0439

HALCON RESOURCES, LLC

By:	/s/ Floyd C. Wilson
Name: Floyd C. Wilson Title: Manager

Address for Notice:

Halcon Resources, LLC

1000 Louisiana, Suite 6905

Houston, Texas 77002

Attention: Floyd C. Wilson

Fax: (832) 538-0220

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP

333 Clay Street

Suite 3300

Houston, Texas 77002

Attention: William T. Heller IV

Fax: (713) 654-1871

STOCKHOLDERS SIGNATURE PAGE

Attached to Stockholders Agreement dated December 21, 2011,

by and among

RAM ENERGY RESOURCES, INC., a Delaware corporation,

HALCON RESOURCES, LLC, a Delaware limited liability company,

and the undersigned STOCKHOLDERS of the Company

Stockholder Name and Address for Notice Purposes

Jefferies & Company, Inc.

Attn: Roland Kelly

520 Madison Ave.

New York, NY 10022

By	/s/ Roland T. Kelly
Name: Title:	Roland T. Kelly Associate General Counsel and Managing Director

Jefferies High Yield Trading, LLC

c/o Jefferies & Company, Inc.

Attn: Roland Kelly

520 Madison Ave.

New York, NY 10022

By	/s/ Paul J. Loomis
Name: Title:	Paul J. Loomis Managing Director/Authorized Signatory

/s/ Larry E. Lee
Larry E. Lee Meridian Tower, Suite 650 5100 E. Skelly Drive Tulsa, OK 74135

Larry E. Lee Revocable Trust.

Meridian Tower, Suite 650

5100 E. Skelly Drive

Tulsa, OK 74135

By	/s/ Larry E. Lee
Larry E. Lee, Trustee

Lee 2006 Family Trust

c/o M. Keith McKinney, Trustee

6322 Carrington Drive

Dallas, TX 75254

By	/s/ M. Keith McKinney
M. Keith McKinney, Trustee

Danish Knights, A Limited Partnership

By: Dannebrog Corporation, General Partner

3155 East 86th Street

Tulsa, OK 74137

By	/s/ Britani Talley Bowman
Britani Talley Bowman, President

/s/ Lawrence S. Coben
Lawrence S. Coben 40 West 22nd Street, #11 New York, NY 10010

/s/ John M. Reardon
John M. Reardon 26217 Chiswick Court Valencia CA 91355

The Reardon Trust Dated 12/10/2001

26217 Chiswick Court

Valencia CA 91355

By	/s/ John M. Reardon
John M. Reardon, Trustee

/s/ Sean R. Lane
Sean P. Lane 6 Mead Point Drive Greenwich, CT 06830

/s/ Gerald R. Marshall
Gerald R. Marshall 1701 Randel Road Nichols Hills, OK 73116

EXHIBIT A

Stockholder	Shares Owned[1]
Jefferies & Company, Inc.	2,244,313
Jefferies High Yield Trading, LLC	14,954,053
Larry E. Lee	325,000
Larry E. Lee Revocable Trust	9,672,691
Lee 2006 Family Trust	1,278,347
Danish Knights, A Limited Partnership	9,500,000
Lawrence S. Coben	1,303,245	(excluding IRA/SEP shares)
John M. Reardon	145,888
The Reardon Trust Dated 12/10/2001	122,946
Sean P. Lane	161,388
Gerald R. Marshall	90,888	(excluding IRA shares)

Total	39,798,759
Shares Outstanding at 12/20/11	78,768,405
Percentage Represented by Majority Stockholders	50.5%

[1]

This column includes only shares for which certificates currently are held of record or can be issued in the name of the stockholder or a family trust trustee readily available to sign a consent. Shares held in stockholder IRA and SEP accounts, or in the name of other related entities, are excluded.